Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-289499) on Form S-3 and registration statements (Nos. 333-66833; 333-127936; 333-156335; 333-231138; 333-84638; 333-185641; 333-233961; 333-138545; 333-181878; 333-207844; and 333-291326) on Form S-8 of our report dated August 7, 2026, with respect to the consolidated financial statements of Lam Research Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Santa Clara, California
August 7, 2026